Exhibit 10.1

8/7/17

For use for any participant under the Severance Protection Plan

Cabot Corporation

2017 Long-Term Incentive Plan

Performance-Based Restricted Stock Unit Award Certificate

Employee Name

This Certificate evidences the grant to you by Cabot Corporation (the “Company”), subject to the terms provided herein and in the 2017 Long-Term Incentive Plan (as amended from time to time, the “2017 Plan”), of the number of performance-based Restricted Stock Units set forth in the table below (such units referred to as the “PSUs” or your “Award”). The principal terms of your Award are described below. Except as otherwise expressly provided, all capitalized terms used that are not defined herein shall have the same meaning as in the 2017 Plan.

PSUs	[# PSUs]
Date of Grant	[Date]

General terms of your Award. The PSUs give you the conditional right to receive, without payment, upon the Compensation Committee determining the Company’s achievement of the performance metrics outlined in Appendix A attached to this Certificate and subject to the vesting and other conditions set forth in this Certificate and in the 2017 Plan, (i) shares of Stock representing from 0% to 200% of the number of PSUs granted, with the actual number of shares to be delivered determined in accordance with the provisions of Appendix A and rounded to the nearest whole number, it being understood that the Compensation Committee has discretion to adjust the performance metrics outlined in Appendix A to account for, or to take into account in determining whether any performance metric set forth in Appendix A has been achieved, the occurrence of unanticipated events and circumstances during the performance period of this Award as the Compensation Committee deems necessary or advisable, and (ii) following the certification by the Compensation Committee of the performance on which shares will be delivered for a performance period of this Award in accordance with the provisions of Appendix A, dividend equivalents payable in cash, to the extent dividends are paid on the outstanding shares of Stock, and equal in value to the dividends that would have been paid in respect of the Stock deliverable for such performance period had such Stock been issued to you on the date of the Compensation Committee’s certification. Dividend equivalents will only by paid to you with respect to Shares underlying PSUs with respect to which the Compensation Committee has certified performance and that have not vested as of the applicable Stock dividend record date. Any dividend equivalents payable to you will be paid through the Company’s payroll system on or as soon as administratively possible after the applicable Stock dividend payment date (but in no event more than sixty (60) days thereafter), subject to your continued Employment through the date that such dividend equivalents are paid. For purposes of this Certificate, “Employment” means only your employment relationship with the Company and its Affiliates and shall not include any other service relationship with the Company and its Affiliates.

Vesting of your Award.  Except as otherwise provided in the Plan or in this Certificate, and subject to the achievement of the performance metrics outlined in Appendix A, your Award shall vest on the third anniversary of the date of grant, unless it is earlier forfeited as provided below, subject to your continued Employment on the vesting date. Additional vesting provisions and the conditions under which your Award may be forfeited are explained below.

If your Employment ends, the following rules will apply:

•	Except as set forth below, if your Employment ceases for any reason you will forfeit your Award immediately upon such cessation of Employment.

•	If your Employment ceases because of your death or Disability, the following rules will apply:

o	any portion of your Award as to which at the time your employment ceases the performance criteria have been satisfied (other than the passage of time necessary for vesting) will vest; and
o

any portion of your Award which is conditioned upon satisfaction of performance criteria with respect to a current or future performance period that have not been satisfied at the time your employment ceases will terminate.

•

In the event that your Employment is terminated by Cabot or its successor or any of their respective subsidiaries other than for Cause or you resign for Good Reason, in each case, within two years following a Change in Control, the following rules will apply:

o	any portion of your Award as to which at the time your employment ceases the performance criteria have been satisfied (other than the passage of time necessary for vesting) will vest; and
o

any portion of your Award which is conditioned upon satisfaction of performance criteria with respect to a current or future performance period that have not been satisfied at the time your employment ceases will vest as if target performance had been achieved.

•

Notwithstanding anything to the contrary, if your Employment is terminated for Cause or is terminated under circumstances that in the sole discretion of the Administrator would have constituted grounds for your Employment to have been terminated for Cause, you will forfeit your Award immediately upon such termination of Employment.

For purposes of this Certificate, “Cause” means (i) your willful and continued failure to perform substantially your reasonably assigned duties with the Company or any successor entity or any of their respective Affiliates (other than any such failure resulting from your physical or mental incapacity or any such actual, alleged or anticipated failure after you issue a notice of termination for Good Reason) after a written demand for substantial performance is delivered to you by the Company which demand specifically identifies the manner in which the Company believes you have not substantially performed your duties; (ii) your willfully engaging in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; (iii) your commission of a felony or a crime involving moral turpitude; (iv) your commission of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or any of its subsidiaries; (v) a significant violation by you of the code of conduct of the Company or its subsidiaries, of any material policy of the Company or its

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subsidiaries, or of any statutory or common law duty of loyalty to the Company or its subsidiaries; or (vi) a material breach by you of the terms of any agreement between the Company or its subsidiaries and you. For purposes of this definition (i) no act, or failure to act, on your part shall be deemed “willful” unless done, or omitted to be done, by you not in good faith and without reasonable belief that your actions or omission was in the best interest of the Company and (ii) your good faith errors in judgment shall not constitute Cause or be considered in any determination of whether Cause exists.

For purposes of this Certificate, “Good Reason” means the occurrence after a Change in Control, without your prior written consent, of any of the following events or conditions:

(a)

a change in your status, title, position or responsibilities (including reporting responsibilities) which represents a material adverse change from your status, title, position or responsibilities as in effect immediately prior thereto; the assignment to you of any duties or responsibilities which are materially inconsistent with your status, title, position or responsibilities; or your removal from or the failure to reappoint or reelect you to any of such offices or positions, except in connection with the termination of your Employment for Disability, Cause, as a result of your death or by you other than for Good Reason;

(b)	a reduction in the rate of your annual base salary or target annual cash bonus, or a material reduction in your total compensation;

(c)

the relocation of the offices at which you are principally employed to a location more than twenty-five (25) miles from the location of such office immediately prior to the Change in Control, or the Company’s requiring you to be based at a location more than twenty-five (25) miles from such office, except to the extent you were not previously assigned to a principal location and except for required travel on the Company’s business to an extent substantially consistent with your business travel obligations at the time of the Change in Control;

(d)

the failure by the Company to pay to you any portion of your then current base salary or annual cash bonus or any other compensation, or to pay to you any portion of an installment of deferred compensation under any deferred compensation program of the Company in which you participated, in each case, within fourteen (14) days of the date such compensation is due and payable in accordance with the terms of the applicable agreement or plan or applicable law; or

(e)

any material reduction in the retirement or welfare benefits or other material benefit or compensation plan made available to you or any materially adverse change in the terms on which those benefits are made available.

In order for a termination for Good Reason to be effective, you must (a) provide notice to the Company specifying in reasonable detail the condition giving rise to the Good Reason no later than the one-hundred and eightieth (180th) day following the occurrence of that condition; (b) provide the Company a period of thirty (30) days to remedy the condition; and (c) terminate your Employment for Good Reason within sixty (60) days following the expiration of the Company’s period to remedy if the Company fails to remedy the condition.

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Delivery of Shares.  The Company shall, as soon as practicable following the vesting of your Award (but in no event later than March 15th of the year following the year your Award vests) deliver the Shares with respect to such vested Award to you (or, in the event of your death, to the person to whom this Award has passed by will or the laws of descent and distribution). No Shares will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator and you have made arrangements to pay to the Company any applicable withholding taxes due upon the vesting and/or settlement of your Award, as provided for below.

Rights as a Shareholder; Dividends.  This Award shall not be interpreted to bestow upon you any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers Shares to you. You are not entitled to vote any Shares by reason of the granting of this Award. You shall have the rights of a shareholder only as to those Shares, if any, that are actually delivered under this Award at the time such Shares are delivered. You will be entitled to receive dividend equivalents to the extent provided for in this Certificate.

Certain Tax Matters.  You are responsible for understanding the general tax consequences of this Award and for seeking advice from your own tax and financial advisors with respect to the tax consequences of this Award to the extent you require or desire such advice.

You must pay to the Company any applicable withholding taxes due upon the vesting and/or settlement of your Award (including, for the avoidance of doubt, any dividend equivalents payable to you in respect of this Award). To satisfy federal, state and local withholding requirements arising in connection with the vesting and/or settlement of this Award, the Company will automatically withhold from the Shares otherwise deliverable to you under this Award (other than any dividend equivalents) that number of whole Shares having an aggregate fair market value not exceeding the minimum withholding amount applicable to the Shares so vesting and/or being settled. If you wish to satisfy your withholding requirements with a cash payment, you must make this election through the Administrator and deposit the appropriate funds into your account at least ten (10) calendar days before the date this Award is scheduled to vest. If you wish to increase your tax withholding with respect to such taxes due upon the vesting and/or settlement of this Award (including by having additional Shares withheld from your Award), you must contact the Corporate Compensation Department to determine whether such increase is then permitted or available to you.

Nontransferability.  Neither this Award nor any rights with respect thereto may be sold, assigned, transferred (other than by will or the laws of descent and distribution), pledged or otherwise encumbered, except as the Administrator may otherwise determine.

Effect on Employment Rights.  This Award shall not confer upon you any right to continue as an employee of the Company or any of its subsidiaries or Affiliates and shall not affect in any way the right of the Company or any subsidiary of the Company or Affiliate to terminate your Employment at any time. Further, any benefits you receive from the grant or vesting of your Award shall not be considered a component of your salary for any purpose, including, without limitation, any salary-related calculations for holiday, sick pay, termination payments, overtime or similar payments.

Provisions of the 2017 Plan.  The terms specified in this Certificate are governed by the terms of the 2017 Plan, a copy of which has been provided to you. Information about the 2017 Plan is also included in the Prospectus for the 2017 Plan, a copy of which has also been provided to you. The Administrator has

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the exclusive authority to interpret the 2017 Plan and this Award, including whether and to what extent the performance metrics outlined in Appendix A have been achieved. Any interpretation of this Award by the Administrator and any decision made by it with respect to this Award are final and binding on all persons. To the extent there is a conflict between the terms of this Certificate, the 2017 Plan or any employment agreement between you and the Company or any of its Affiliates, the 2017 Plan shall govern.

Recoupment Policy. This Award and the Shares issued to you upon settlement of this Award are subject to the terms of the Company’s Recoupment Policy, as it may be amended from time to time, and any clawback policy adopted by the Company as required by applicable law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended.

Amendments.  No amendment of any provision of this Certificate (other than an adjustment in the performance metrics set forth in Appendix A made in accordance with the terms herein, which shall not be deemed an amendment of this Certificate) shall be valid unless the same shall be in writing.

Governing Law.  Except as otherwise provided in the 2017 Plan, this Certificate shall be governed and construed by and determined in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of law provision or rule (whether of The Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than The Commonwealth of Massachusetts.

You hereby accept your Award subject to the terms set forth herein and in the 2017 Plan. You acknowledge and consent to the collection, use, processing and transfer of personal data as described herein. The Company or any Affiliate, in particular the Cabot entity employing you, holds certain personal information, including your name, home address and telephone number, date of birth, identification number, salary, nationality, job title, any shares of Stock awarded, cancelled, purchased, vested, unvested or outstanding in your favor under the 2017 Plan or other equity plan maintained or sponsored by the Company, for the purpose of managing and administering the 2017 Plan (“Data”). The Company and its Affiliates may transfer Data to any third parties assisting the Company in the implementation, administration and management of the 2017 Plan. These recipients may be located within countries that do not offer the same level of protection of personal data as in the country where you reside. You authorize them to receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Stock on your behalf to a broker or other third party with whom you may elect to deposit any shares of Stock acquired pursuant to the 2017 Plan. You may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company; however, withdrawing the consent may affect your ability to participate in the 2017 Plan.

You and the Company hereby expressly agree that the use of electronic media to indicate confirmation, consent, signature, acceptance, agreement, and delivery shall be legally valid and have the same legal force and effect as if you and the Company executed this Certificate in paper form. In addition, you understand that this Award is discretionary, and that eligibility for an Award under the 2017 Plan is established at the time Awards are made. Therefore, your receiving this Award does not mean that you are guaranteed an Award in the future.

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